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                                                                     EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-00615, 33-23667, 33-33097, 33-39700,
33-48334, 33-65480, 33-65482, 33-65484 and 33-93276) of our report, which includes an explanatory paragraph concerning changes in methods of accounting for impaired loans and mortgage servicing rights in 1995, dated February
22, 1997, on our audits of the consolidated financial statements of PALFED, Inc. and subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.




                                       COOPERS & LYBRAND L.L.P.



Atlanta, Georgia
March 26, 1997